Exhibit 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Health Net, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jay M. Gellert, as Chief Executive Officer of the Company, and Joseph C. Capezza, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their respective knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jay M. Gellert
Jay M. Gellert
Chief Executive Officer

February 24, 2010

/s/ Joseph C. Capezza
Joseph C. Capezza
Chief Financial Officer

February 24, 2010